UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2020

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On July 24, 2020, the Company issued a press release reporting its financial results for the thirteen weeks ended June 28, 2020. A copy of the release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this report, and the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The COVID-19 pandemic has severely impacted the restaurant business as dining rooms were forced to close due to shelter in place restrictions imposed by state and local governments. As a result, our U.S. comp sales were materially impacted and were down by approximately 70% in March, which negatively impacted profitability. Subsequently, state and local governments began the process of re-opening dining rooms with reduced seating capacity restrictions. We adapted quickly and began re-opening our U.S. restaurants in early May with limited in-restaurant dining capacity in accordance with local mandates. As of July 19, 2020, we had reopened substantially all of our restaurant dining rooms with limited seating capacity. Despite these re-openings our overall business performance remains significantly below last year. As a result, the Compensation Committee of the Board of Directors (“the Committee”) gave careful consideration to the severe and ongoing impact of the COVID-19 pandemic on the global economy and it’s significant negative impact on the restaurant industry and the Company’s business operations to recalibrate the pay for performance incentive structure and encourage retention in light of these unexpected developments. On July 20, 2020 the Committee approved modifications to the Company’s 2020 Short-Term Incentive Plan (“STIP”) to better align financial incentives with the new priorities and critical short-term objectives necessary to navigate the Company through these unprecedented conditions.

As amended, the 2020 STIP payout outcomes will be aligned to management’s performance on two key measures: (a) 2/3 of the bonus will be based on relative year-over-year comparable sales as compared to industry (“Gap to Knapp”) for the period June 29, 2020 through December 27, 2020 and (b) 1/3 of the bonus will be based on 2020 Restaurant Support Center Overhead Savings measured over the full fiscal year. The savings measure will maintain the same weighting and performance scale that was established for the original 2020 STIP in February 2020. In addition, the Committee will consider a threshold level of EBIT before determining payouts under the revised plan. Payout opportunities under the STIP are also reduced to a 60% of target payout for target performance, and a 100% of target payout for maximum performance, previously 100% and 200%, respectively, to further reflect a commitment to the Company’s pay for performance strategy by reducing the payout opportunities under the financial performance scorecard. The Committee will evaluate the results of the 2020 STIP as outlined above, and as in all performance years, may apply discretion in approving the final STIP payout outcome.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated July 24, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	July 24, 2020	By:	/s/ Christopher Meyer
Christopher Meyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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